Exhibit 99.4
February 9, 2010
Raj Nathan
Executive Vice President and Chief Marketing Officer
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)
Dear Raj:
This is to inform you of your 2010 compensation as approved by the Sybase, Inc. Compensation Committee of the Board of Directors:
1.	Cash Compensation (effective January 1, 2010)
1.	Annual base salary: $410,000

2.	Incentive bonus target: $300,000

3.	Total target cash compensation (TTC): $710,000
The terms of the incentive bonus are set out in the Executive Leadership Team Incentive Plan (ELTIP).
2.	Long-Term Incentives
(a)	Sybase Stock Option Grant (4-year service vest)
•	19,721 options
(b)	Restricted Stock Grant (3-year cliff vest)
•	5,919 shares
(c)	Restricted Stock Grant (1-year performance period; 3-year cliff vest)
•	17,756 shares
The vesting terms are set out in the relevant equity award grant agreement.
I also want to take this opportunity to thank you for your contributions in 2009. I look forward to your support and contributions in 2010.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO, and President
cc HR file